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                                                  FILED PURSUANT TO RULE 424(B)3
                                                         FILE NUMBER: 333-121605

SUPPLEMENT

 (TO PROSPECTUS SUPPLEMENT DATED JUNE 24, 2005,

 AS SUPPLEMENTED BY THE SUPPLEMENT DATED JUNE 28, 2005,

 TO PROSPECTUS DATED JANUARY 19, 2005)

                           $444,740,100 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                   MORTGAGE LOAN ASSET--BACKED CERTIFICATES,

                                SERIES 2005-SL2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated June 24, 2005, as supplemented by the Supplement, dated June 28, 2005 (the "Prospectus Supplement"), the Pass-Through Margins with respect to the Class M-2 Certificates in effect are hereby modified as follows:

In the Glossary of Defined Terms in the Prospectus Supplement, in the definition of "Pass-Through Margin," on page S-100 of the Prospectus Supplement, replace 1.6000% with 1.2000%.

All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.
                             ---------------------

                  The date of this Supplement is July 5, 2005.